--------------------------------------------------------------------------------

                              WLFC FUNDING CORPORATION
                                       Issuer


                                        and


                                THE BANK OF NEW YORK
                                 Indenture Trustee

                           ------------------------------

                              SERIES 1997-1 SUPPLEMENT

                           Dated as of September 1, 1997

                                         to

                                     INDENTURE

                           Dated as of September 1, 1997

                           ------------------------------

                                SERIES 1997-1 NOTES

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           PAGE
ARTICLE I           Definitions; Calculation Guidelines. . . . . . . . . . .5

     Section 101.   Definitions. . . . . . . . . . . . . . . . . . . . . . .5

     Section 102.   Calculation Guidelines . . . . . . . . . . . . . . . . 15

 ARTICLE II         Creation of the Series 1997-1 Notes. . . . . . . . . . 16

     Section 201.   Designation; General Terms and Conditions. . . . . . . 16

     Section 202.   Interest Payments on the Series 1997-1 Notes;
                    Selection and Determination of Interest Rates. . . . . 17

               (a)  Interest on Series 1997-1 Notes. . . . . . . . . . . . 17

               (b)  Default Interest . . . . . . . . . . . . . . . . . . . 17

               (c)  Determination of LIBOR . . . . . . . . . . . . . . . . 17

               (d)  Determination of Prime Period. . . . . . . . . . . . . 18

     Section 203.   Principal Payments on the Series 1997-1 Notes. . . . . 18

               (b)  Prepayment Premium . . . . . . . . . . . . . . . . . . 18

     Section 204.   Amounts and Terms of Series 1997-1 Noteholder
                    Commitments. . . . . . . . . . . . . . . . . . . . . . 18

     Section 205.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 206.   Increased Costs. . . . . . . . . . . . . . . . . . . . 21

     Section 207.   Capital Requirements . . . . . . . . . . . . . . . . . 21

ARTICLE III         Series 1997-1 Series Account and Allocation and
                    Application of Amounts Therein . . . . . . . . . . . . 22

     Section 301.   Series 1997-1 Series Account . . . . . . . . . . . . . 22

     Section 302.   Distributions. . . . . . . . . . . . . . . . . . . . . 23

     Section 303.   Allocation of Excess Cash Available for Distribution . 26

     Section 304.   Series 1997-1 Restricted Cash Account. . . . . . . . . 26

     Section 305.   Series 1997-1 Engine Reserve Account . . . . . . . . . 26



     Section 306.   Series 1997-1 Security Deposit Account . . . . . . . . 27

     Section 307.   Securities Accounts. . . . . . . . . . . . . . . . . . 27

 ARTICLE IV         Additional Covenants . . . . . . . . . . . . . . . . . 28

     Section 401.   Additional Series. . . . . . . . . . . . . . . . . . . 28

     Section 402.   Control Party. . . . . . . . . . . . . . . . . . . . . 28

     Section 403.   Inspections. . . . . . . . . . . . . . . . . . . . . . 28

     Section 404.   Reserved.. . . . . . . . . . . . . . . . . . . . . . . 28

     Section 405.   Interest Rate Hedge Agreements . . . . . . . . . . . . 28

     Section 406.   Insurance. . . . . . . . . . . . . . . . . . . . . . . 29

     Section 407.   Lessee Acknowledgment. . . . . . . . . . . . . . . . . 29

     Section 408.   Opinions of Foreign Local Counsel. . . . . . . . . . . 29

 ARTICLE V          Conditions of Effectiveness and Future Lending . . . . 30

     Section 501.   Effectiveness of Supplement. . . . . . . . . . . . . . 30

          (a)  Series 1997-1 Notes . . . . . . . . . . . . . . . . . . . . 30

          (b)  Certificate(s) of Secretary or Assistant Secretary. . . . . 30

          (c)  Security Documents. . . . . . . . . . . . . . . . . . . . . 30

          (d)  Opinions of Counsel.. . . . . . . . . . . . . . . . . . . . 30

          (e)  Series 1997-1 Transaction Documents.. . . . . . . . . . . . 31

          (f)  Good Standing Certificates. . . . . . . . . . . . . . . . . 31

          (g)  Establishment of Accounts . . . . . . . . . . . . . . . . . 31

          (h)  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . 31

     Section 502.   Advances on Class A Notes. . . . . . . . . . . . . . . 31

          (f)  Security Documents. . . . . . . . . . . . . . . . . . . . . 32

          (g)  Certificate as to Eligible Engines. . . . . . . . . . . . . 32

ARTICLE VI     Representations and Warranties. . . . . . . . . . . . . . . 34



     Section 601.   Existence. . . . . . . . . . . . . . . . . . . . . . . 35

     Section 602.   Authorization. . . . . . . . . . . . . . . . . . . . . 35

     Section 603.   No Conflict; Legal Compliance. . . . . . . . . . . . . 35

     Section 604.   Validity and Binding Effect. . . . . . . . . . . . . . 35

     Section 605.   Financial Statements . . . . . . . . . . . . . . . . . 35

     Section 606.   Executive Offices. . . . . . . . . . . . . . . . . . . 36

     Section 607.   No Agreements or Contracts . . . . . . . . . . . . . . 36

     Section 608.   Consents and Approvals . . . . . . . . . . . . . . . . 36

     Section 609.   Margin Regulations . . . . . . . . . . . . . . . . . . 36

     Section 610.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 36

     Section 611.   Other Regulations. . . . . . . . . . . . . . . . . . . 37

     Section 612.   Solvency and Separateness. . . . . . . . . . . . . . . 37

     Section 613.   Survival of Representations and Warranties . . . . . . 38

     Section 614.   No Event of Default or Early Amortization Event. . . . 39

     Section 615.   Litigation and Contingent Liabilities. . . . . . . . . 39

     Section 616.   Title; Liens . . . . . . . . . . . . . . . . . . . . . 39

     Section 617.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . 39

     Section 618.   No Partnership . . . . . . . . . . . . . . . . . . . . 39

     Section 619.   Pension and Welfare Plans. . . . . . . . . . . . . . . 39

     Section 620.   Ownership of Issuer. . . . . . . . . . . . . . . . . . 40

     Section 621.   Security Interest. . . . . . . . . . . . . . . . . . . 40

     Section 622.   Eligible Lease Agreements; Eligible Engines. . . . . . 40

 ARTICLE VII        EARLY AMORTIZATION EVENT . . . . . . . . . . . . . . . 40

     Section 701.   Early Amortization Event . . . . . . . . . . . . . . . 40

 ARTICLE VIII       Miscellaneous Provisions . . . . . . . . . . . . . . . 41



     Section 801.   Ratification of Indenture. . . . . . . . . . . . . . . 41

     Section 802.   Counterparts . . . . . . . . . . . . . . . . . . . . . 41

     Section 803.   Governing Law. . . . . . . . . . . . . . . . . . . . . 41


                                       EXHIBITS

EXHIBIT A      Form of Class A Note
EXHIBIT B      Manufacturer, Engine Type, Concentration Guidelines
EXHIBIT C      Lessee Acknowledgment
EXHIBIT D      Asset Base Certificate


                                      SCHEDULES

SCHEDULE 1     Certain Terms
SCHEDULE 2     Initial List of Engines and Lease Agreements
          SERIES 1997-1 SUPPLEMENT, dated as of September 1, 1997 (the "Supplement"), between WLFC Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Issuer"), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").


          Pursuant to the Indenture, dated as of September 1, 1997 (as amended and supplemented, the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

          Pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof.


                                     ARTICLE I

                        DEFINITIONS; CALCULATION GUIDELINES

          Section 101. DEFINITIONS. (a) Capitalized terms used in this Supplement but not defined herein shall have the meaning assigned to such terms in the Indenture. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          "ADJUSTED LIBOR" means, for each LIBOR Period in respect of LIBOR Loans, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

          Adjusted LIBOR =              LIBOR
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

          "ADMINISTRATIVE AGENT FEE" means the fee payable by the Issuer to the Administrative Agent pursuant to Section 204(e) hereof.

          "APPLICABLE MARGIN" has the meaning set forth in Schedule 1.

          "APPLICABLE PERCENTAGE" has the meaning set forth in Schedule 1.

          "CLASS A NOTE" means any one of the Class A Notes of Series 1997-1 issued pursuant to the terms of this Supplement, substantially in the form of Exhibit A to this Supplement.

          "CLASS A NOTE COMMITMENT" has the meaning set forth in Schedule 1.

          "CLASS A NOTE INTEREST ARREARAGE" means, for any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Interest Payment for such Payment Date and any outstanding Class A Note Interest Arrearage from the immediately preceding Payment Date plus interest on any outstanding Class A Note Interest Arrearage, to the extent permitted by law, at the Overdue Rate over (b) the amount of Class A Note Interest Payment and Class A Note Interest Arrearage actually distributed to the Class A Noteholders on such Payment Date.

          "CLASS A NOTE INTEREST PAYMENT" means the amount of interest payable to the Class A Noteholders pursuant to the provisions of Section 202(a) hereof.

          "CLASS A NOTE PRINCIPAL PAYMENT" means, for any Payment Date, one of the amounts set forth in (A) or (B):

          (A) If no Early Amortization Event has occurred or is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the sum of
     (A) the product of (i) ninety percent (90%) and (ii) all Engine Revenues actually received by, or on behalf of, the Issuer during the related Collection Period with respect to the Series 1997-1 Eligible Engines and
     (B) the product of (x) a fraction, expressed as a percentage, the numerator of which shall equal the Class A Note Principal Balance (prior to giving effect to any payments of principal on such Payment Date) and the denominator of which shall equal the sum of the Net Book Values of all Series 1997-1 Eligible Engines (calculated as of the last day of the immediately preceding month); PROVIDED, HOWEVER, that if the Class A Note Principal Balance is less than $15,000,000, then such percentage shall be 90% and (y) the greater of (i) the sum of the Net Book Values of all Series 1997-1 Eligible Engines sold during the related Collection Period (which Net Book Values will be determined as of the last day of the month immediately preceding such sale), and (ii) the aggregate Sales Proceeds of all Series 1997-1 Eligible Engines sold during the related Collection Period, over (2) the amount paid pursuant to clauses (A) through (H) inclusive, of Section 302(I) hereof; or

          (B) If an Early Amortization Event is continuing, all remaining amounts on deposit in the Series 1997-1 Series Account after payment of the amounts set forth in clauses (A) through (G), inclusive, of Section 302(II) of this Supplement, until the Class A Note Principal Balance is reduced to zero.

          "CLASS A NOTE PRINCIPAL BALANCE" means an amount equal to the excess of (x) the sum of (A) the outstanding principal balance of the Class A Notes on the Closing Date plus (B) the principal balance of all Loans made subsequent to the Closing Date, over (y) all amounts paid to the Class A Noteholders representing the sum of the following, to the extent actually received by the Class A Noteholders: (i) Class A Note Principal Payments, (ii) Prepayments paid to the Class A Noteholders, and (iii) repayments of the Class A Note Principal Balance made pursuant to Section 204(c) hereof.

          "CLASS A NOTE PURCHASE AGREEMENT" means the Class A Note Purchase Agreement, dated as of September 1, 1997, among the Issuer, the Servicer and FUNB, as the initial Class A Noteholder.

          "CLASS A NOTEHOLDER(s)" means, at any time of determination for the Series 1997-1 Notes, any person in whose name a Class A Note is registered in the Note Register.

          "CLOSING" means the time at which each of the conditions precedent set forth in Section 502 of this Supplement (with respect to the initial Loan made hereunder by the Class A Noteholder) shall have been duly fulfilled or satisfied.

          "CLOSING DATE" means the date on which Closing occurs.

          "COMMITMENT FEE" means the fee payable by the Issuer to the Class A Noteholders pursuant to Section 204(d) hereof.

          "CONTROL PARTY" shall be determined in accordance with Section 402 of this Supplement.

          "CONVERSION DATE" means the Payment Date occurring on the first annual anniversary of the initial Payment Date; PROVIDED, HOWEVER, that such Conversion Date may be extended annually by the Issuer for a one year period if approved by all of the Holders of the Class A Notes.

          "DEFAULT INTEREST" is defined in Section 202(b) of this Supplement.

          "DOLLARS" and the sign "$" means lawful money of the United States of America.

          "EFFECTIVE DATE" means the date on which each of the conditions precedent set forth in Section 501 of this Supplement shall have been duly fulfilled or satisfied.

          "ELIGIBLE ENGINE" means any Engine which, individually or when considered with all Eligible Engines then owned by Issuer, as applicable, shall comply with each of the following requirements, unless any of such requirements is waived in writing by the Administrative Agent:


               (i) ELIGIBLE LEASE. Each Engine is subject to an Eligible Lease on the related Transfer Date; and

               (ii) ENGINE REPRESENTATIONS AND WARRANTIES. Each Engine complies with the Engine Representations and Warranties on the related Transfer Date; and

               (iii) CASUALTY LOSS. No Casualty Loss shall have been suffered by the related Engine; and

               (iv) DEPRECIATION POLICY. The depreciation method utilized in calculating the Net Book Value of such Engine as of such Transfer Date is the Depreciation Policy.

          "ELIGIBLE LEASE" means each Lease Agreement that encumbers an Engine on any Transfer Date or that encumbers an Eligible Engine on any date thereafter that complies with all of the following requirements unless any of such requirements is waived in writing by the Administrative Agent:

               (i) DELINQUENCIES. No Scheduled Payment on such Lease Agreement is delinquent for more than 30 days as of the related Transfer Date;

               (ii) VALID CONTRACT. Each Lease Agreement is a legal, valid and binding full recourse payment obligation of the related Lessee, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect and such Lease Agreement has not been satisfied, subordinated or rescinded;

               (iii) HELL-OR-HIGH WATER OBLIGATION. The Lessee's obligations under each Lease Agreement are non-cancelable and unconditional and not subject to any right of set-off, counterclaim, reduction or recoupment;

               (iv) NET LEASE. Each Lease Agreement contains provisions requiring the related Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Engine and to assume all risk of loss or malfunction of the related Engine; each Lease Agreement requires the Lessee to maintain the Engine in good and workable order and as are necessary to maintain the Engine's serviceability standards pursuant to FAA requirements or requirements of other appropriate Governmental Authorities;

               (v) LEGAL CAPACITY. The Lessee had the legal capacity to execute such Lease Agreement and the Seller had the legal capacity to execute such Lease Agreement or the related acquisition documentation, as the case may be;

               (vi) U.S. DOLLARS. All payments under each Lease Agreement are required to be made in United States dollars;

               (vii) NO CONSENT. No Lease Agreement requires the prior written consent of a Lessee or contains another restriction relating to the transfer or assignment of such Lease Agreement by Seller or the Issuer (except such consent as have been obtained or restrictions satisfied on or prior to the related Transfer Date);

               (viii) SCHEDULED PAYMENTS. Each Lease Agreement provides for the payment of Scheduled Payments on a basis no less frequently than quarterly;

               (ix) PREPAYMENT. As of the Transfer Date, no Scheduled Payment under any Lease Agreement has been prepaid;

               (x) CUSTOMARY PRACTICES. The Lease Agreement was originated or acquired by the Seller in the ordinary course of its business;

               (xi) BANKRUPT LESSEE. On the Transfer Date, the related Engine is not subject to a Lease Agreement with a Lessee that is subject to an Insolvency Proceeding;

               (xii) INSURANCE. The Lease Agreement requires the Lessee to provide liability insurance, all risk ground and flight hull and engine coverage for damage/loss of engine, war risk, and where requested by the Administrative Agent, governmental confiscation and expropriation insurance coverage with acceptable deductibles, all of which shall name the Indenture Trustee as additional insured and first loss payee; and

               (xiii) GEOGRAPHIC OPERATING RESTRICTIONS. In the related Lease Agreement the Lessee agrees not to operate the aircraft and not to be based in any jurisdiction excluded from the insurance coverage referred to in item (xii) above.

          "ENGINE TYPE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) of the same engine type exceeds the applicable concentration limits set forth in Section 502(o) hereof.

          "EURODOLLAR RESERVE PERCENTAGE" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect from time to time determined (whether or not applicable to any Class A Noteholder) under regulations issued by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency liabilities having a term comparable to such LIBOR Loan.

          "EXCESS CONCENTRATION AMOUNT" means, at any date of determination, an amount equal to the highest of the Engine Type Excess Concentration Amount, the Single Lessee Excess Concentration Amount, the Three Lessee Excess Concentration Amount, the Geographic Region Excess Concentration Amount and the Wide Body Aircraft Excess Concentration Amount.

          "EXISTING AND POSSIBLE LOANS" means Loans outstanding hereunder and Loans proposed to be made on any Transfer Date.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "FINAL PAYMENT DATE" means, with respect to Series 1997-1 Notes, the date which is the seventh annual anniversary of the Conversion Date, or if such date is not a Business Day, the Business Day immediately succeeding such date.

          "FUNB" means First Union National Bank of North Carolina.

          "GEOGRAPHIC REGION EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) subject to a Lease Agreement with Lessees having corporate headquarters located in the geographic areas set forth in Section 502(r) hereof exceeds the applicable concentration limits set forth in Section 502(r) hereof.

          "GUARANTOR" means Willis Lease Finance Corporation and its successors and permitted assigns.

          "GUARANTY" means that certain Guaranty, dated as of September 1, 1997 made by the Guarantor in favor of First Union National Bank of North Carolina, together with its successors and assigns.

          "INCREASED COSTS" means any fee, expense or increased cost charged to a Class A Noteholder on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule, or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority as provided by Sections 206 and 207 of this Supplement.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 205(a) hereof.

          "INDENTURE COMPLIANCE CERTIFICATE" means the certificate of the Issuer given pursuant to Section 502(c) hereof.

          "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a LIBOR Loan on a day other than a Payment Date, the difference between (a) the Adjusted LIBOR for the LIBOR Loan as of the date of the Prepayment and (b) the Adjusted LIBOR on, or as near as practicable to, the date of the Prepayment commencing on such date and ending on the last day of the applicable LIBOR Period. The determination of the Interest Differential by a Series 1997-1 Noteholder shall be conclusive in the absence of manifest error.

          "INTEREST PERIOD" means any LIBOR Period or any Prime Period, as the case may be.

          "LEASE AGREEMENT" means any lease agreement entered into from time to time by the Issuer, either directly or pursuant to an assignment, pursuant to which the Issuer leases one or more Eligible Engines, as identified on Schedule 2 hereto, and any substitutions and replacements therefor made in accordance with the Series 1997-1 Transaction Documents.

          "LIBOR" means an interest rate per annum equal to the London Inter-Bank Offered Rate (determined in accordance with Section 202(c) of this Supplement, rounded upward to the nearest 1/16th of one percent (0.0625%).

          "LIBOR DETERMINATION DATE" means the third Business Day prior to the day on which the Class A Noteholders make or continue a LIBOR Loan.

          "LIBOR LOAN" means any loan by, or on behalf of, the Class A Noteholders which utilizes Adjusted LIBOR as a measurement of interest payable thereon.

          "LIBOR PERIOD" means the thirty (30) day, sixty (60) day, ninety (90) day or one hundred eighty (180) day period selected in accordance with Section 202(c) hereof.

          "LOAN" means an extension of credit made by the Class A Noteholders pursuant to Section 204 hereof and may mean a Prime Loan or a LIBOR Loan depending on the context.

          "MAJORITY OF HOLDERS" means, with respect to the Series 1997-1 Notes, Class A Noteholders representing more than fifty percent (50%) of the unpaid principal balance of the Class A Notes then Outstanding.

          "ON-LEASE PERCENTAGE" means, a fraction, expressed as a percentage, the numerator of which is equal to the Net Book Value of all Eligible Engines (relating to Loans hereunder) subject to a Lease Agreement and the denominator of which is equal to the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder).

          "OTHER TAXES" shall have the meaning set forth in Section 205(b) of this Supplement.

          "OVERDUE RATE" means, with respect to any Notes, an interest rate per annum equal to the sum of (i) the interest rate per annum that would have otherwise been in effect with respect to such Loan plus (ii) two percent (2%).

          "PAYMENT DATE" means, with respect to the Series 1997-1 Notes, the fifteenth day of each month, or, if such day is not a Business Day, the immediately following Business Day; PROVIDED, HOWEVER, that the initial Payment Date shall be the fifteenth day of the second month immediately succeeding the Closing Date, or if such day is not a Business Day, the immediately following Business Day.

          "PREPAYMENT" means any mandatory or optional prepayment of principal of Notes including, without limitation, any Prepayment pursuant to Section 702 of the Indenture.

          "PRIME LOAN" means any Loan which utilizes the Prime Rate as a measurement of interest payable thereon.

          "PRIME PERIOD" means a period of less than one month and ending on a Payment Date as such period is selected in accordance with Section 202(d) hereof.

          "PRIME RATE" means the "prime rate" of interest per annum in effect from time to time as such rate is publicly announced by FUNB; PROVIDED, HOWEVER, that for purposes of calculating the Class A Note Interest Payment, for the period commencing on each Determination Date and ending on (but excluding) the next succeeding Payment Date, the Prime Rate shall equal the rate in effect on such Determination Date.

          "REFERENCE BANKS" means leading banks in the New York market designated by the Administrative Agent in accordance with Section 202(c) of this Supplement.

          "SECURITIES ACCOUNTS" means the Series 1997-1 Series Account and the Series 1997-1 Restricted Cash Account.

          "SECURITIES INTERMEDIARY" means The Bank of New York, a New York banking corporation, as securities intermediary (as such term is defined under UCC Section 8-102(a)(14)) with respect to the Securities Accounts.

          "SERIES COLLATERAL" shall have the meaning set forth in Section 201 hereof.

          "SERIES 1997-1" shall mean the Series of Notes the terms of which are specified in this Supplement.

          "SERIES 1997-1 ELIGIBLE ENGINES" shall mean the Eligible Engines identified on Schedule 2 hereto, and any substitutions and replacements therefor made in accordance with the Series 1997-1 Transaction Documents.

          "SERIES 1997-1 ENGINE RESERVE ACCOUNT" means the subaccount established by the Issuer with the Indenture Trustee into which Maintenance Reserve Payments are deposited pursuant to Section 308 of the Indenture and
Section 305 hereof.

          "SERIES 1997-1 NOTEHOLDER" shall mean the Person in whose name a Series 1997-1 Note is registered in the Note Register.

          "SERIES 1997-1 NOTES" means the Class A Notes, and shall include any and all replacements, extensions, substitutions or renewals of such notes.

          "SERIES 1997-1 RESTRICTED CASH ACCOUNT" means the subaccount (designated as such) of the account established pursuant to Section 307 of the Indenture.

          "SERIES 1997-1 RESTRICTED CASH AMOUNT" means the amount required to be deposited or maintained in the Series 1997-1 Restricted Cash Account, which on the date on which the initial Loan is made and on any Payment Date thereafter shall be equal to the product of (x) two percent (2%) and (y) the Class A Note Principal Balance on such date on which the initial Loan is made or on such Payment Date, as the case may be (after giving effect to all Loans made on such date on which the initial Loan is made or on such Payment Date and all Class A Note Principal Payments actually paid on such date on which the initial Loan is made or on such Payment Date).

          "SERIES 1997-1 SECURITY DEPOSIT ACCOUNT" means the subaccount established by the Issuer with the Indenture Trustee into which Security Deposits are deposited pursuant to Section 309 of the Indenture and Section 306 hereof.

          "SERIES 1997-1 SERIES ACCOUNT" means the account established by the Issuer with the Indenture Trustee into which funds are deposited from the Trust Account pursuant to Section 303 of the Indenture.

          "SERIES 1997-1 TRANSACTION DOCUMENTS" means any and all of the Indenture, this Supplement, the Series 1997-1 Notes, the Servicing Agreement, the Contribution and Sale Agreement, the Class A Note Purchase Agreement, the Administration Agreement and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of Issuer with respect to the issuance and sale of the Series 1997-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

          "SERVICER ADVANCE" means all extraordinary out of pocket payments payable pursuant to Section 3.04 of the Servicing Agreement and made by the Servicer which have been authorized by the Administrative Agent.

          "SERVICER REPORT" means, with respect to Series 1997-1, the monthly report prepared by the Servicer in the form set forth in Exhibit A to the Servicing Agreement.

          "SERVICING FEE" has the meaning set forth in Schedule 1.

          "SINGLE LESSEE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the aggregate of the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) that are subject to a Lease

Agreement with any single Lessee (including Affiliates thereof) exceeds the applicable concentration limits set forth in Section 502(p) hereof.

          "SINGLE LESSEE PERCENTAGE" has the meaning set forth in Schedule 1.

          "STRUCTURING FEE LETTER AGREEMENT" means that certain letter agreement, dated as of December 19, 1997 between the Administrative Agent and the Issuer.

          "TARGET EBIT RATIO" has the meaning set forth in Schedule 1.

          "TARGET ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" has the meaning set forth in Schedule 1.

          "TARGET TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" has the meaning set forth in Schedule 1.

          "TAXES" shall have the meaning set forth in Section 205(a) of this Supplement.

          "THREE LESSEE EXCESS CONCENTRATION AMOUNT" means at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) that are subject to a Lease Agreement with the three (3) largest Lessees with respect to aggregate Net Book Values (including Affiliates thereof) exceeds the applicable concentration limits set forth in Section 502(q) hereof.

          "THREE LESSEE PERCENTAGE" has the meaning set forth in Schedule 1.

          "WEIGHTED AVERAGE LEASE RATE PERCENTAGE" has the meaning set forth in
Schedule 1.

          "WIDE BODY AIRCRAFT EXCESS CONCENTRATION AMOUNT" means, at any date of determination, the dollar amount, if any, by which the sum of the Net Book Values of all Eligible Engines (relating to Loans hereunder) designed to power Wide Body Aircraft exceeds the applicable concentration limits set forth in
Section 502(s) hereof.

          "WIDE BODY AIRCRAFT PERCENTAGE" has the meaning set forth in Schedule
1.

          (b) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.

          Section 102. CALCULATION GUIDELINES. For purposes of calculating the Class A Note Interest Payment, the following calculation guidelines shall apply:

          (1) The interest calculation for any LIBOR Loan shall be calculated based on the actual number of days elapsed in a year consisting of 360 days;

          (2) The interest calculation for any Prime Loan shall be based on the actual number of days elapsed in a year consisting of 365 days or 366 days, as appropriate; and

          (3) The Class A Note Principal Balance shall at all times be equal to the sum of all Loans then outstanding.

                                     ARTICLE II

                        CREATION OF THE SERIES 1997-1 NOTES

          Section 201. DESIGNATION; GENERAL TERMS AND CONDITIONS. (a) There is hereby created a Series of Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as the "WLFC Funding Corporation Secured Notes, Series 1997-1, Class A". The Series 1997-1 Notes shall not be rated by any Rating Agency as of the Effective Date.

          (b) The Payment Date with respect to the Series 1997-1 Notes shall be the fifteenth day of each month, or, if such day is not a Business Day, the immediately following Business Day; PROVIDED, HOWEVER, that the initial Payment Date shall be the fifteenth day of the second month immediately succeeding the Closing Date, or if such day is not a Business Day, the immediately following Business Day.

          (c) The Class A Notes shall be issued in definitive form substantially in the form of Exhibit A hereto.

          (d) Payments of principal and interest on the Series 1997-1 Notes shall be payable solely from funds on deposit in the Series 1997-1 Series Account or otherwise at the times and in the amounts set forth in Article III of this Supplement.

          (e) In furtherance of, and in addition to the property identified in, the Granting Clause set forth in the Indenture, as it relates to this Supplement, the Issuer hereby grants to the Indenture Trustee, for the benefit of the Series 1997-1 Noteholders, a security interest in all of Issuer's right, title and interest in and to (i) each of the Series 1997-1 Eligible Engines,
(ii) the Lease Agreements that encumber the Series 1997-1 Eligible Engines on the Closing Date or on any date thereafter, (iii) the Series 1997-1 Series Account, the Series 1997-1 Engine Reserve Account, the Series 1997-1 Security Deposit Account and the Series 1997-1 Restricted Cash Account and all amounts and Eligible Investments from time to time on deposit therein and (iv) all income, payments and proceeds of the foregoing (all such property identified in this Section 201(e), collectively, the "Series Collateral"). Such Series Collateral (except as set forth in Section 401(d) of the Indenture with respect to Excess Cash Available for Distribution) shall not be available to pay any other Aggregate Outstanding Obligations until all Outstanding Obligations under this Supplement have been paid in full.

          (f) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

          (g) The Series 1997-1 Notes created hereunder are not securities under federal or state securities laws, but evidence the Issuer's obligation in accordance with the terms hereof, to repay an extension of credit constituting the Loans made to the Issuer by the Series 1997-1 Noteholders.

          Section 202. INTEREST PAYMENTS ON THE SERIES 1997-1 NOTES; SELECTION AND DETERMINATION OF INTEREST RATES.

          (a) INTEREST ON SERIES 1997-1 NOTES. Each Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate or the Adjusted LIBOR, as the case may be, PLUS the Applicable Margin. Any notice not specifying the type of Loan shall be deemed a request for a Prime Loan.

          (b) DEFAULT INTEREST. Upon the occurrence of an Event of Default with respect to the Series 1997-1 Notes, the Issuer shall, pursuant to Section 302 hereof, from time to time pay interest ("Default Interest") in accordance with the terms of the Indenture, at a rate per annum equal to the Overdue Rate, for the period during which such amounts shall remain unpaid.

          (c)  DETERMINATION OF LIBOR.

               (i) On or prior to each LIBOR Determination Date, the Issuer shall provide written notice to the Administrative Agent indicating whether the LIBOR Period shall be a thirty (30) day, sixty (60) day, ninety (90) day, or one hundred eighty (180) day period, and on each LIBOR Determination Date the Administrative Agent shall determine LIBOR based on (i) such thirty (30) day, sixty (60) day, ninety (90) day, or one hundred eighty (180) day period, as the case may be and (ii) the offered LIBOR quotations, appearing on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks at approximately 10:00 a.m., North Carolina time, on the LIBOR Determination Date to prime banks in the London interbank market for such period commencing on that day. The Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided from the Reference Banks, the rate for that day will be the arithmetic mean of the quotations provided by the Reference Banks.

               (ii) If necessary, on each LIBOR Determination Date, the Administrative Agent shall designate the banks that shall act as the Reference Banks for the succeeding LIBOR Period. The Administrative Agent may conclusively rely and shall be protected in relying upon the offered quotations (whether electronic, written or oral) of the selected Reference Banks.

               (iii) The establishment of LIBOR, and the subsequent calculation of the interest rate for each LIBOR Loan by the Administrative Agent in the absence of manifest error, shall be final and binding.

          (d) DETERMINATION OF PRIME PERIOD. The Issuer shall be entitled to select each Prime Period (subject to the limitations set forth in such definition).

          (e) MAXIMUM NUMBER OF INTEREST PERIODS. There shall be no more than five different Interest Periods outstanding at any one time.

          Section 203.   PRINCIPAL PAYMENTS ON THE SERIES 1997-1 NOTES.

          (a) SCHEDULED AMORTIZATION OF SERIES 1997-1 NOTES. Principal of the Series 1997-1 Notes shall be payable on each Payment Date in the amount of the Class A Note Principal Payment from amounts on deposit in the Series 1997-1 Series Account (and on the Final Payment Date, from amounts on deposit in the Series 1997-1 Restricted Cash Account) in accordance with Section 302 of this Supplement. The unpaid principal amount of the Series 1997-1 Notes shall be due and payable in full on the Final Payment Date, together with all unpaid interest, fees, expenses, costs and other amounts payable by the Issuer pursuant to the terms of the Indenture and this Supplement.

          (b) PREPAYMENT PREMIUM. In the event that Issuer prepays or is required to prepay any LIBOR Loan by acceleration or otherwise, Issuer agrees to reimburse each Series 1997-1 Noteholder for its expenses and loss of anticipated profits due to such prepayment. Issuer hereby agrees that such expenses and loss of anticipated profits shall consist of the sum of the following amounts for each month in which such LIBOR Loan would have been outstanding, calculated as follows for each such month:

               (i) principal amount of such LIBOR Loan TIMES (number of days between the date of prepayment and the last day in the applicable LIBOR Period DIVIDED by 360), TIMES the applicable Interest Differential; plus

               (ii) all actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Series 1997-1 Noteholders (EXCLUDING allocations of any expense internal to the Series 1997-1 Noteholders) and reasonably attributable to such prepayment; PROVIDED that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number.

          Section 204.   AMOUNTS AND TERMS OF SERIES 1997-1 NOTEHOLDER
COMMITMENTS.

          (a) Subject to the terms and conditions of this Supplement and the Class A Note Purchase Agreement, the Class A Note Commitment shall be available to the Issuer on and after the Closing Date until the Conversion Date.

          (b) Prior to the Conversion Date, the Class A Note shall be a revolving note with a maximum principal amount equal to the Class A Note Commitment then in effect; provided, however, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1. The Administrative Agent shall maintain a record of all Loans and repayments made on the Class A Note and absent manifest error such records shall be conclusive. On any date requested by the Issuer, after the Issuer shall have satisfied all applicable conditions precedent set forth in Article V hereof, each Series 1997-1 Class A Noteholder shall, at the Issuer's request for a Prime Loan or a LIBOR Loan as specified in a notice given to the Administrative Agent in accordance with the terms of the Class A Note Purchase Agreement, make payment thereof (in proportion to its respective commitment) in an amount equal to (i) the Applicable Percentage of the Net Purchase Price for the Eligible Engines pledged as collateral for such Loan and, with respect to any Capital Improvements, (ii) the Applicable Percentage of the value of Capital Improvements made to the Eligible Engines pledged as collateral for such Loan, as determined in accordance with GAAP, and in accordance with the written direction of the Issuer by wire transfer in immediately available funds not later than 1:00 p.m. North Carolina time; provided, that each request for an advance of principal of the Class A Note shall, subject to the Class A Note Commitment then in effect, be in a minimum aggregate amount of One Million Dollars ($1,000,000); and provided further that one advance may be in an amount less than One Million Dollars ($1,000,000). The Issuer shall pay interest on the Class A Notes at the rates and in the manner set forth in Section 202 hereof. The unpaid principal amount of the Class A Notes and all unpaid interest accrued thereon, together with any unpaid Commitment Fee and all other fees, expenses, costs and other sums chargeable to the Issuer incurred in connection therewith, shall be due and payable on the Final Payment Date.

          Each request for a Loan shall constitute a reaffirmation by the Issuer that (1) no Event of Default or Early Amortization Event has occurred and is continuing and (2) the representations and warranties contained in the Series 1997-1 Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

          (c) The Issuer may, on any Payment Date or on the maturity date of any LIBOR Loan, repay all or any portion of the Class A Note Principal Balance after the Issuer specifies in a notice given to the Administrative Agent in accordance with the terms of this Supplement, by making a wire transfer to the Series 1997-1 Class A Noteholders, pro rata, in accordance with the outstanding principal amount thereof; PROVIDED, HOWEVER, that the Issuer may not make such repayment from funds in the Series 1997-1 Restricted Cash Account unless the Issuer is repaying all of the Class A Note Principal Balance.

          (d) Prior to the Conversion Date, the Issuer shall pay on each quarterly Payment Date a Commitment Fee to Class A Noteholders as set forth in
Schedule 1.

          (e) The Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, an Administrative Agent Fee to the Administrative Agent as set forth in Schedule 1.

          (f) If upon the maturity of any LIBOR Loan, such LIBOR Loan has not been repaid in full and the Issuer has failed to select a new LIBOR Loan, the Issuer shall be deemed to have renewed such LIBOR Loan as of such maturity date and the LIBOR Period for such LIBOR Loan shall be thirty (30) days.

          (g) Each Loan shall be either a Prime Loan or a LIBOR Loan as shall be selected by the Issuer, except as otherwise provided herein. During any period that any Event of Default shall occur and be continuing, the Issuer shall no longer have the option of electing LIBOR Loans, and all Loans made during such period shall be Prime Loans only; provided that any outstanding LIBOR Loans shall remain LIBOR Loans.

          Section 205.   TAXES.

          (a) In addition to payments of principal and interest on the Series 1997-1 Notes when due, the Issuer shall pay, but only in accordance with the priorities for distributions set forth in Section 302 of this Supplement, any and all present or future taxes, fees, duties, levies, imposts, or charges, or any other similar deduction or withholding, whatsoever imposed by any Governmental Authority, and all liabilities with respect thereto, excluding, in the case of each Series 1997-1 Noteholder and any Person to whom a Series 1997-1 Noteholder has sold an interest in the Series 1997-1 Note owned by such Series 1997-1 Noteholder (such Series 1997-1 Noteholder and any such Person being an "Indemnified Party"), such taxes as are imposed on or measured by each Indemnified Party's income by the jurisdiction under the laws of which such Indemnified Party, as the case may be, is organized or maintains an office or otherwise conducts business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, the Issuer shall pay, subject to the priorities set forth in Section 302, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Supplement or any other documents related to the issuance of the Series 1997-1 Notes (hereinafter referred to as "Other Taxes").

          (c) If any Taxes or Other Taxes are directly asserted or imposed against any Indemnified Party, the Issuer shall indemnify and hold harmless such Indemnified Party, subject to the priorities for distribution set forth in
Section 302, for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 205) paid by the Indemnified Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. If the Issuer fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the Issuer shall indemnify the Indemnified Party for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Indemnified Party as a result of any such failure. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 302 of this

Supplement after the Indemnified Party makes written demand therefor. Indemnified Party shall give prompt notice to Issuer of any assertion of Taxes or Other Taxes so that Issuer may, at its option, contest such assertion.

          (d) Within thirty (30) days after the date of any payment by the Issuer of Taxes or Other Taxes, the Issuer shall furnish to each of the Series 1997-1 Noteholders the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Series 1997-1 Noteholders.

          (e) Tax and Other Taxes shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 of this Supplement.

          Section 206. INCREASED COSTS. If any Indemnified Party shall determine that, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of LIBOR) in or in the interpretation of any law or requirement of law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Indemnified Party of agreeing to maintain its investment in any Note at a rate of interest based upon LIBOR, then the Issuer shall be liable for, and shall from time to time, pay to such Indemnified Party such additional amounts as are sufficient to compensate such Indemnified Party for such Increased Costs; PROVIDED, HOWEVER, that such Indemnified Party shall (i) use reasonable efforts in good faith to mitigate any such Increased Costs and (ii) provide to Issuer in writing the basis for such Increased Costs. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 302 of this Supplement after the Indemnified Party makes written demand therefor.

     Increased Costs shall not constitute a claim against the Issuer or the Collateral in the event that such amounts are not paid in accordance with
Section 302 of this Supplement.

          Section 207. CAPITAL REQUIREMENTS. If any Indemnified Party shall determine that any change after the date of this Supplement in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law or requirement of law regarding capital adequacy, or any change after the date of this Supplement in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Indemnified Party (or any business office of the Indemnified Party) or the Indemnified Party's holding company with any request or directive regarding capital adequacy of any such Governmental Authority, has or would have the effect of reducing the rate of return on the Indemnified Party's capital or on the capital of the Indemnified Party's holding company, if any, as a consequence of maintaining its commitment to purchase Notes or maintain its investment in a Note at a rate of interest based upon LIBOR or the Prime Rate, as the case may be, under this Supplement to a level below that which the Indemnified Party or the Indemnified Party's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Indemnified Party's policies and the policies of the Indemnified Party's holding company with respect to capital adequacy) by an amount reasonably deemed by the Indemnified Party to be material, THEN, upon written demand by the Indemnified Party, the Issuer shall be liable for such additional amount or amounts as will compensate the Indemnified Party or the Indemnified Party's holding company for any such reduction suffered. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 302 of this Supplement after the Indemnified Party makes written demand therefor. Indemnification amounts shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 of this Supplement. Without affecting its rights under this Section 207 or any other provision of this Supplement or the Indenture, the Indemnified Party agrees that if there is an increase in any cost to or reduction in any amount receivable by the Indemnified Party with respect to which the Issuer would be obligated to compensate the Indemnified Party pursuant to this Section 207, the Indemnified Party shall use reasonable efforts to select an alternative business office which would not result in any such increase in any cost to or reduction in any amount receivable by the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall not be obligated to select an alternative business office if the Indemnified Party determines that (i) as a result of such selection the Indemnified Party would be in violation of any applicable law, or would incur material, additional costs or expenses, or (ii) such selection would be unavailable for regulatory reasons.

                                     ARTICLE III

                          SERIES 1997-1 SERIES ACCOUNT AND
                   ALLOCATION AND APPLICATION OF AMOUNTS THEREIN

          Section 301. SERIES 1997-1 SERIES ACCOUNT. The Issuer shall establish on the Effective Date and maintain, so long as any Series 1997-1 Note is Outstanding, an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Series Account, which account is hereby pledged to the Indenture Trustee for the benefit of the Series 1997-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by or for the benefit of the Series 1997-1 Noteholders from the Trust Account and the Series 1997-1 Restricted Cash Account shall be accumulated in, and withdrawn from, the Series 1997-1 Series Account in accordance with the provisions of the Indenture and this Supplement.

          Section 302. DISTRIBUTIONS FROM SERIES 1997-1 SERIES ACCOUNT ON EACH PAYMENT DATE. On each Payment Date, the Indenture Trustee shall, in accordance with the Servicer Report, distribute funds then on deposit in the Series 1997-1 Series Account to the following Persons and in the following order of priority:

          (I)  If an Early Amortization Event shall not then be continuing:

               (A) To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee's Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

               (B) (i) If the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicer Fee Arrearage and (y) Servicer Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

               (C) To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

               (D) To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

               (E) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of FIRST, any Class A Note Interest Arrearage, and SECOND, the Class A Note Interest Payment for such Payment Date;

               (F) To the Series 1997-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Series 1997-1 Restricted Cash Amount for such Payment Date;

               (G)    To the Administrative Agent an amount equal to the sum of
(x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

               (H) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of prepayments deposited in the Series 1997-1 Series Account for the related Collection Period;

               (I) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of the Class A Note Principal Payment;

               (J) Prior to the Conversion Date, to each Holder of a Class A Note, an amount equal to its PRO RATA portion of the sum of (x) the Commitment Fee then due and payable and (y) any unpaid Commitment Fees from all prior Payment Dates;

               (K) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, any Default Interest then due and payable;

               (L) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 205, 206 and 207 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

               (M) To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

               (N)    To the Indenture Trustee for distribution pursuant to
Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date;

               (O) To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

          Notwithstanding the foregoing, the amounts set forth in clause (O) shall be payable only at such times as no Deficient Series then exists.

          (II) If an Early Amortization Event shall then be continuing:

               (A) To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee's Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

               (B) (i) If the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicer Fee Arrearage and (y) Servicer Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

               (C) To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

               (D) To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

               (E) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of FIRST, any Class A Note Interest Arrearage and SECOND, the Class A Note Interest Payment for such Payment Date;

               (F) To the Administrative Agent, an amount equal to the sum of (x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

               (G) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of prepayments deposited in the Series 1997-1 Series Account for the related Collection Period;

               (H) To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its PRO RATA portion of the Class A Note Principal Payment;

               (I) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, any Default Interest then due and payable;

               (J) To each Holder of a Class A Note on the immediately preceding Determination Date, PRO RATA, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 205, 206 and 207 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

               (K) To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

               (L)    To the Indenture Trustee for distribution pursuant to
Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date;

               (M) To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

          Any amounts payable to a Class A Noteholder shall be made by wire transfer of immediately available funds to the account that such Noteholder has designated to the Indenture Trustee in writing on or prior to the Business Day immediately preceding the Payment Date.

          Section 303. ALLOCATION OF EXCESS CASH AVAILABLE FOR DISTRIBUTION. On each Payment Date, the Indenture Trustee shall distribute any Excess Cash Available for Distribution deposited into the Series 1997-1 Series Account in accordance with Section 401 of the Indenture in payment of the amounts and in the order of priority set forth in Section 302(I) or (II), as the case may be.

          Section 304. SERIES 1997-1 RESTRICTED CASH ACCOUNT. (a) The Issuer shall establish on the Effective Date and maintain so long as any Series 1997-1 Note is Outstanding an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Restricted Cash Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. On the date on which the initial Loan is made, the Issuer will deposit the Series 1997-1 Restricted Cash Amount in the Series 1997-1 Restricted Cash

Account from the proceeds of issuance of the Series 1997-1 Notes and thereafter amounts shall be deposited in the Series 1997-1 Restricted Cash Account in accordance with Section 302 of this Supplement. Any and all moneys remitted by the Indenture Trustee to the Series 1997-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with the Indenture and shall be distributed in accordance with this Section 304.

          (b) No later than 10:00 a.m. North Carolina time on the Business Day prior to each Payment Date, the Indenture Trustee shall, in accordance with the written instructions from the Administrative Agent, make a draw on the Series 1997-1 Restricted Cash Account in an amount equal to the extent by which amounts on deposit in the Series 1997-1 Series Account will be insufficient to pay those amounts payable pursuant to Section 302(I)(E) or Section 302(II)(E), as the case may be, on such Payment Date (after giving effect to any distributions to be made on such Payment Date prior to the payment of such amounts) and the amount of any such draw shall be deposited in the Series 1997-1 Series Account.

          (c) On each Payment Date, the Indenture Trustee shall, in accordance with the Servicer Report or pursuant to written instructions from the Administrative Agent, deposit in the Series 1997-1 Series Account the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Series 1997-1 Restricted Cash Amount. On the Final Payment Date, any remaining funds in the Series 1997-1 Restricted Cash Account shall be deposited in the Series 1997-1 Series Account and distributed in accordance with Section 302 of this Supplement.

          Section 305.   SERIES 1997-1 ENGINE RESERVE ACCOUNT.

          (a) The Issuer shall establish on the Effective Date and maintain an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Engine Reserve Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. The Issuer, or Servicer on its behalf, shall cause the Lessees to remit the Maintenance Reserve Payments to the Trust Account, and the Servicer, pursuant to the Servicing Agreement, shall, by not later than each Determination Date, specifically identify those Maintenance Reserve Payments to a particular Eligible Engine and instruct the Indenture Trustee to allocate all Maintenance Reserve Payments on deposit in the Trust Account which relate to any Engine pledged as collateral for the Series 1997-1 Notes, to the Series 1997-1 Engine Reserve Account.

          (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Series 1997-1 Engine Reserve Account to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Series 1997-1 Engine Reserve Account for the payment of maintenance expenses with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; provided, however, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

          Section 306.   SERIES 1997-1 SECURITY DEPOSIT ACCOUNT

          (a) The Issuer shall establish on the Effective Date and maintain an Eligible Account with the Indenture Trustee which shall be designated as the Series 1997-1 Security Deposit Account, which account is hereby pledged to the Indenture Trustee pursuant to the Indenture and this Supplement. The Issuer, or Servicer on its behalf, shall cause the Lessees to remit the Security Deposits to the Trust Account, and the Servicer, pursuant to the Servicing Agreement, shall, by not later than each Determination Date, specifically identify those Security Deposits to a particular Eligible Engine and instruct the Indenture Trustee to allocate all Security Deposits on deposit in the Trust Account which relate to any Engine pledged as collateral for the Series 1997-1 Notes, to the Series 1997-1 Security Deposit Account.

          (b) The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Series 1997-1 Security Deposit Account to a specific Eligible Engine. The Servicer shall be entitled to withdraw funds from the Series 1997-1 Security Deposit Account for the refund to the Lessee of the Security Deposit with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; provided, however, that so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).

          Section 307.   SECURITIES ACCOUNTS.

          (a) Notwithstanding any other provision of this Supplement or the Indenture, with respect to each of the Securities Accounts, the Securities Intermediary hereby agrees that it will comply with entitlement orders (as such term is defined under the UCC originated by the Indenture Trustee without further consent by the Issuer.

          (b) Each of the Issuer, the Securities Intermediary and the Indenture Trustee intends that the provisions of Section 307(a) will give the Indenture Trustee "control" over the Securities Accounts (as the term "control" is defined under the UCC, without prejudice to any other provision of the UCC that also would be deemed to give the Indenture Trustee such control.

                                     ARTICLE IV

                                ADDITIONAL COVENANTS

          In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 1997-1 Noteholders:

          Section 401. ADDITIONAL SERIES. The Issuer shall not issue any additional Series of Notes on or after the Effective Date without (a) the prior written consent of the Administrative Agent, (b) confirmation in writing that the Outstanding Obligations of each Series of Notes (calculated after giving effect to such proposed issues) shall not exceed the Asset Base for such Series of Notes as evidenced by the related Asset Base Certificate most recently received by the Indenture Trustee (but not earlier than the preceding Payment
Date) and (c) confirmation in writing that no Early Amortization Event or Event of Default has occurred and is then continuing; and as a result of the issuance of such new Series no Early Amortization Event or Event of Default will exist.

          Section 402. CONTROL PARTY. For purposes of determining a Requisite Global Majority pursuant to Section 503 of the Indenture, the Control Party of Series 1997-1 shall mean the Majority of Holders of the Outstanding Class A Notes.

          Section 403. INSPECTIONS. The Issuer agrees that any Person designated in writing by the Administrative Agent may consult with the proper officials of the Issuer (including, without limitation, officials of any Affiliate of the Issuer in charge of servicing the Lease Agreements) at such times during normal business hours and as often as the Administrative Agent may reasonably request regarding the information required to be furnished pursuant to the Servicing Agreement or regarding the performance of its respective covenants and agreements contained in any of this Agreement or any of the Related Documents to which it is a party;

          Section 404.  RESERVED.

          Section 405. INTEREST RATE HEDGE AGREEMENTS. (a) The Issuer shall enter into Interest Rate Hedge Agreements in order to protect the Issuer, to the extent commercially practicable, from fluctuations in interest rates which would increase the interest payments of the Issuer on Notes issued under this Supplement; provided that all Interest Rate Hedge Agreements shall be in the amount specified in Schedule 1 and in form and substance acceptable to the Administrative Agent and be with an Interest Rate Hedge Provider acceptable to the Administrative Agent PROVIDED, HOWEVER, that following any Servicer Default the Administrative Agent shall have the right, in its sole discretion but after consultation with the initial Servicer if the initial Servicer is still an operating entity, to direct the Indenture Trustee to enter into Interest Rate Hedge Agreements on the Issuer's or the Indenture Trustee's behalf. On or prior to the effective date of each such Interest Rate Hedge Agreement which is not solely a cap agreement, the Interest Rate Hedge Providers thereunder shall agree, for the period of one year after all Indebtedness under this Supplement shall have been paid in full, not to commence any case, proceeding or other action under any existing or future Insolvency Law seeking to have an order for relief entered with respect to the Issuer. In addition, long term senior unsecured indebtedness of the related Interest Rate Hedge Provider shall be rated not less than A by S&P and A2 by Moody's.

          (b) Each Interest Rate Hedge Agreement shall provide that all payments made pursuant thereto shall be paid directly to the Series 1997-1 Series Account or shall be assigned to the Issuer with directions from the Issuer to deposit such payments in the Series 1997-1 Series Account, and all payments received from an Interest Rate Hedge Provider shall be deposited by the Issuer or the Indenture Trustee directly into the Series 1997-1 Series Account.

          Section 406. INSURANCE. The Issuer shall deliver to the Administrative Agent and the Indenture Trustee, within 90 days of the Closing Date or the Transfer Date related to the transfer of any additional Transferred Assets, as the case may be, certificates evidencing the Issuer's insurance coverage (in addition to any insurance coverage required under the Servicing Agreement), which shall be satisfactory to the Administrative Agent, and shall name the Indenture Trustee on behalf of the Series 1997-1 Noteholders as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

          Section 407. LESSEE ACKNOWLEDGMENT. Within 90 days of the Closing Date or the Transfer Date related to each Lease Agreement that is the subject of a Loan, as the case may be, the Lessee under each Lease Agreement that is the subject of a Loan made on such date shall have executed and delivered to the Administrative Agent a written certificate, substantially in the form attached hereto as Exhibit C, in which the Lessee confirms (i) its remaining obligations under such Lease Agreement, (ii) that no event of default (as defined in the Lease Agreements), or condition or event which with the giving of notice or the passage of time or both would constitute an event of default, exists under any related Lease Agreement and (iii) that it will name the Indenture Trustee as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

          Section 408. OPINIONS OF FOREIGN LOCAL COUNSEL. Within 120 days of the Closing Date or the Transfer Date related to each Eligible Engine and related Lease Agreement, as the case may be, the Issuer shall cause the delivery to the Series 1997-1 Noteholders of Opinions of Counsel, other than counsel employed by the Issuer, the Seller or the Servicer for purposes other than solely with respect to the issuance of such opinions, in form and substance satisfactory to the Series 1997-1 Noteholders, as to the perfection and priority (to the extent applicable in such jurisdiction) of the Indenture Trustee's security interest in each Eligible Engine and related Lease Agreement, which are subject to the applicable laws of any jurisdiction other than the United States.

                                     ARTICLE V

                   CONDITIONS OF EFFECTIVENESS AND FUTURE LENDING

          Section 501. EFFECTIVENESS OF SUPPLEMENT. The effectiveness of this Supplement is subject to the condition precedent that the Indenture Trustee shall have received all of the following, each duly executed and dated as of the Effective Date, in form and substance satisfactory to all of the initial Series 1997-1 Noteholders and each (except for the Series 1997-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Series 1997-1 Noteholder:

          (a) SERIES 1997-1 NOTES. Separate Series 1997-1 Notes executed by the Issuer, and duly authenticated by the Indenture Trustee, in favor of each Series 1997-1 Noteholder in the stated principal amount of such Series 1997-1 Notes that such Series 1997-1 Noteholder has agreed to purchase.

          (b) CERTIFICATE(S) OF SECRETARY OR ASSISTANT SECRETARY. Separate certificates executed by the corporate secretary or assistant secretary of each of Seller (as Seller and Servicer), the Servicer, the Guarantor and the Issuer, dated the Effective Date, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 1997-1 Transaction Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Certificate of Incorporation, by-laws, board resolutions and incumbency certificates in form and substance satisfactory to all of the initial Series 1997-1 Noteholders, as to such matters as they shall require.

          (c) SECURITY DOCUMENTS. The Indenture and this Supplement, in form and substance satisfactory to all of the initial Series 1997-1 Noteholders, shall have been executed and delivered by Issuer, and all other parties thereto, together with other documents reasonably requested by Series 1997-1 Noteholders.

          (d) OPINIONS OF COUNSEL. Opinions of Counsel to the Issuer, the Seller, the Guarantor, the Servicer and the Indenture Trustee, in form and in substance satisfactory to the initial Series 1997-1 Noteholder as to such matters as it shall require.

          (e) SERIES 1997-1 TRANSACTION DOCUMENTS. Each of the Servicing Agreement, the Contribution and Sale Agreement, the Structuring Fee Letter Agreement, the Administration Agreement, the Indenture and the Class A Note Purchase Agreement shall have been duly executed and delivered.

          (f) GOOD STANDING CERTIFICATES. Good Standing Certificates in the state(s) of formation and location for each of the Seller (as Seller and Servicer), the Guarantor and the Issuer.

          (g) ESTABLISHMENT OF ACCOUNTS. Each of the Trust Account, the Series 1997-1 Series Account, the Restricted Cash Account, the Series 1997-1 Restricted Cash Account, the Engine Reserve Account, the Series 1997-1 Engine Reserve Account, the Security Deposit Account and the Series 1997-1 Security Deposit Account shall have been established with the Indenture Trustee as evidenced by a certificate of an authorized officer of the Indenture Trustee.

          (h) GUARANTY. The Guarantor shall have duly executed and delivered the Guaranty.

          (i) STRUCTURING FEE. The Issuer shall have paid (i) to the Administrative Agent those fees then due and payable as set forth in the Structuring Fee Letter Agreement and (ii) to Thacher Proffitt & Wood, its fees and expenses as counsel for the Administrative Agent and the Class A Noteholder.

          Purchase of the Series 1997-1 Notes by the Series 1997-1 Noteholders shall be conclusive evidence, upon which the Indenture Trustee may rely that the Series 1997-1 Noteholders have determined that the conditions precedent to the effectiveness of the Series 1997-1 Supplement set forth in (a) through (i) above, have been complied with to their satisfaction.

          Section 502. ADVANCES ON CLASS A NOTES. The obligation of a Class A Noteholder to make any Loans pursuant to its Class A Note Commitment under this Supplement and the Class A Note Purchase Agreement is subject to the following further conditions precedent; provided, however, that the Administrative Agent may waive in writing those conditions precedent set forth in subdivisions (o),
(r), (s), (v) and (w) of this Section 502:

          (a) DEFAULT. Before and after giving effect to such advance, no Event of Default shall have occurred and be continuing.

          (b) EARLY AMORTIZATION EVENT. Before and after giving effect to such advance, no Early Amortization Event shall have occurred and be continuing unless each of the Requisite Global Majority and Holders representing one hundred percent (100%) of the Class A Note Principal Balance have approved such advance.

          (c) CERTIFICATION. Issuer shall have delivered to the Series 1997-1 Class A Noteholders a compliance certificate, signed by an officer of Issuer, as to the matters set out in Article V and in Article VI of this Supplement.

          (d) ASSET BASE CERTIFICATE. Issuer shall have delivered to the Class A Noteholders a duly completed and executed Asset Base Certificate, as of a date not earlier than thirty (30) days prior to the date of such proposed advance of principal of the Class A Note, which states that the Class A Note Principal Balance (after giving effect to such proposed advance of principal of the Class A Note) will not exceed the Asset Base for Series 1997-1 and complies with the requirements therefor set forth in the Indenture and this Supplement.

          (e)  CONVERSION DATE. The Conversion Date shall not have occurred.

          (f) SECURITY DOCUMENTS. All UCC financing statements, documents of similar import in other jurisdictions, and other documents reasonably requested by Series 1997-1 Noteholders shall have been delivered to the Administrative Agent.

          (g) CERTIFICATE AS TO ELIGIBLE ENGINES. A certificate from the Servicer certifying that it is managing all of the Contributed Engines in accordance with the Servicing Agreement.

          (h) OPINIONS OF COUNSEL. Opinions of Counsel to the Issuer, other than counsel employed by the Issuer, the Seller or the Servicer, as to perfection and priority of the Indenture Trustee's security interest in the Collateral, in form and substance satisfactory to the Series 1997-1 Noteholder as to such matters as it shall require.

          (i) PERFECTED SECURITY INTEREST. The Administrative Agent shall have received evidence to its satisfaction that the Indenture Trustee has (or upon funding, will have) a first priority security in each Eligible Engine, and related Lease Agreements that will be the subject of such Loan; provided, however, that if the applicable laws of any jurisdiction in which an Eligible Engine is required to be registered does not provide for a means to obtain such first priority security, then the Issuer shall provide additional assurances satisfactory to the Class A Noteholders. Such evidence shall, if requested by the Administrative Agent, include any Opinion of Counsel, other than counsel employed by the Issuer, the Seller or the Servicer, as to the perfection of such security interest including, without limitation, a written opinion from outside counsel for the Issuer, regarding FAA matters.

          (j) APPRAISAL. The Administrative Agent shall have received an Appraisal in form, scope and for a value satisfactory to the Administrative Agent with respect to each Eligible Engine that will be the subject of such Loan.

          (k) CHATTEL PAPER. Any original counterpart of each Lease Agreement (other than the one held by the Lessee or filed with any relevant Governmental Authority) that will be the subject of a Loan that constitutes "chattel paper" for purposes of the UCC as in effect in the jurisdiction whose law governs the Lease Agreement has been delivered to the Indenture Trustee.

          (l) REMITTANCE TO TRUST ACCOUNT. The Lessee under each Lease Agreement that will be the subject of a Loan shall have been directed to remit to the Trust Account all Scheduled Payments and other amounts owing pursuant to such Lease Agreement.

          (m) LESSEE ACKNOWLEDGMENT. The Lessee under each Lease Agreement that will be the subject of a Loan shall have received a written certificate, in substantially the form attached hereto as Exhibit C, in which the Lessee will confirm (i) its remaining obligations under such Lease Agreement, (ii) no event of default (as defined in the Lease Agreements), or condition or event which with the giving of notice or the passage of time or both would constitute an event of default, exist under any such Lease Agreement and (iii) that it will name the Indenture Trustee as additional loss payee, in the case of casualty insurance, and as additional insured in the case of liability insurance.

          (n) ADMINISTRATIVE AGENT APPROVAL. The Administrative Agent shall have approved each Lease Agreement which is proposed as collateral for a Loan hereunder (the

Administrative Agent shall communicate, within five Business Days of receipt of all information from the Issuer reasonably requested by the Administrative Agent, its approval or disapproval of each Lease Agreement which is proposed as collateral for a Loan hereunder).

          (o) MAXIMUM CONCENTRATION BY ENGINE TYPES. Each Engine shall have been manufactured by one of the manufacturers set forth under the column titled "Manufacturer" on Exhibit B hereto and shall be one of the engine types set forth opposite the name of such manufacturer under the column titled "Engine Type" on Exhibit B hereto. After giving effect to the transfer of Engines on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) of the same engine type shall not exceed an amount equal to the product of (i) the percentage set forth opposite such engine type in the column entitled "Maximum Concentration" on Exhibit B hereto and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans) on such Transfer Date.

          (p) MAXIMUM CONCENTRATION FOR SINGLE LESSEE. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with a single Lessee (including Affiliates thereof) shall not exceed an amount equal to the product of (i) the Single Lessee Percentage and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

          (q) MAXIMUM CONCENTRATION FOR ANY THREE LESSEES. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with the three (3) largest Lessees with respect to aggregate Net Book Values (including Affiliates thereof) shall not exceed an amount equal to the product of (i) the Three Lessee Percentage and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

          (r) MAXIMUM CONCENTRATION BY GEOGRAPHIC REGION. After giving effect to the transfer of Engines and the related Lease Agreements on any Transfer Date, the sum of the Net Book Values of all Engines (relating to Existing and Possible Loans) that are or would be subject to a Lease Agreement with Lessees having corporate headquarters located in the geographic areas set forth below shall not exceed an amount equal to the product of (i) the percentage set forth opposite such geographic region under the column entitled "Maximum Geographic Percentage" in the Geographic Concentration Table in Schedule 1 and (ii) the Aggregate Net Book Value (relating to Existing and Possible Loans).

          (s) CONCENTRATION OF ENGINES FOR WIDE BODY AIRCRAFT. After giving effect to the transfer of Engines on any Transfer Date, the sum of the Net Book Values of all Eligible Engines (relating to Existing and Possible Loans) designed to power Wide Body Aircraft shall not exceed an amount equal to the product of (i) the Wide Body Aircraft Percentage and (ii) Aggregate Net Book Value (relating to Existing and Possible Loans).

          (t) ON-LEASE PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the On-Lease Percentage of all Eligible Engines (relating to Existing and Possible Loans) as of such Transfer Date shall not be less than the Applicable Percentage.

          (u) WEIGHTED AVERAGE LEASE RATE FACTOR. After giving effect to the transfer of Engines on any Transfer Date, the Weighted Average Lease Rate Factor for all Eligible Engines (relating to Existing and Possible Loans) shall not be less than the Weighted Average Lease Rate Percentage.

          (v) ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the One Year Lease Expiry Concentration Percentage for Eligible Engines (relating to Existing and Possible Loans) on such Transfer Date shall not exceed the Target One Year Lease Expiry Concentration Percentage.

          (w) TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE. After giving effect to the transfer of Engines on any Transfer Date, the Two Year Lease Expiry Concentration Percentage for Eligible Engines (relating to Existing and Possible Loans) on such Transfer Date shall not exceed the Target Two Year Lease Expiry Concentration Percentage.

                                     ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES

          To induce the Series 1997-1 Noteholders to purchase the Series 1997-1 Notes hereunder, the Issuer hereby represents and warrants to the Series 1997-1 Noteholders as of the Effective Date, the Closing Date and each date on which a Loan is made (to the extent applicable to the Issuer generally and to the assets added to the Collateral on such date on which a Loan is made, unless otherwise specified) that:

          Section 601. EXISTENCE. Issuer is a corporation duly organized, validly existing and in compliance under the laws of the State of Delaware. Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer.

          Section 602. AUTHORIZATION. Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 1997-1 Transaction Documents to which it is a party; Issuer is and will continue to be duly authorized to borrow monies hereunder; and Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 1997-1 Transaction Documents. The execution, delivery and performance by Issuer of this Supplement and the other Series 1997-1 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

          Section 603. NO CONFLICT; LEGAL COMPLIANCE. The execution, delivery and performance of this Supplement and each of the other Series 1997-1 Transaction Documents and the execution, delivery and payment of the Series 1997-1 Notes will not: (a) contravene any provision of Issuer's charter documents or bylaws or other organizational documents; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) materially violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which Issuer is a party or by which Issuer, or its property and assets may be bound or affected. Issuer is not in material violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

          Section 604. VALIDITY AND BINDING EFFECT. This Supplement is, and each Series 1997-1 Transaction Document to which Issuer is a party, when duly executed and delivered, will be, legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          Section 605.   FINANCIAL STATEMENTS.   Since March 31, 1997, there has
been no Material Adverse Change in the financial condition of the Seller or the Servicer.

          Section 606. EXECUTIVE OFFICES. The current location of Issuer's chief executive office and principal place of business is located at 180 Harbor Drive, Suite 207, Sausalito, California 94965, and has been located at such address since its formation. The Issuer does not have trade names or doing business names.

          Section 607. NO AGREEMENTS OR CONTRACTS. The Issuer has not transacted any business on or prior to the Effective Date. The Issuer is not now and has not been a party to any contract or agreement (whether written or oral), other than the Series 1997-1 Transaction Documents and contracts or agreements incidental thereto.

          Section 608. CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 1997-1 Transaction Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 1997-1 Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

          Section 609. MARGIN REGULATIONS. Issuer does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Series 1997-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a "purpose credit" within the meaning of Regulations G, T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

          Section 610. TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture. Issuer has paid when due and payable all material charges upon the books of Issuer and no Government Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

          Section 611. OTHER REGULATIONS. Issuer is not: (a) a "public utility company" or a "holding company," or an "affiliate" or a "Subsidiary company" of a "holding company," or an "affiliate" of such a "Subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 1997-1 Transaction Documents will not violate any provision of the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any rule, regulation or order issued by the SEC thereunder.

          Section 612.   SOLVENCY AND SEPARATENESS.

          The Issuer represents, warrants and covenants to take the following actions to maintain its existence separate and apart from any other Person:

               (i) maintain books of account in accordance with generally accepted accounting principles and maintain its accounts, books and records separate from any other person or entity:

               (ii) not commingle its funds or assets with those of any other entity;

               (iii)  hold its assets in its own name;

               (iv)   conduct its business solely in its own name;

               (v)    pay its own liabilities out of its own funds and assets;

               (vi)   observe all corporate formalities;

               (vii)  maintain an arms-length relationship with its affiliates;

               (viii) not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligation of any other entity, and will not permit any other person to assume or guarantee or become obligated for its debts or hold out its credit as being available to satisfy the Issuer's obligations, except with respect to obligations in connection with the Guaranty;

               (ix) not acquire obligations or securities of its stockholders;
               (x) allocate fairly and reasonably overhead or other expenses that are properly shared with any other person or entity, including without limitation, shared office space, and use separate stationery, invoices and checks;

               (xi) identify and hold itself out as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

               (xii) correct any known misunderstanding regarding its separate identity;

               (xiii) not make loans to any person or entity;

               (xiv) not identify its stockholders, or any affiliates of any of them, as a division or part of itself;

               (xv) not enter into, or be a party to, any transaction with its stockholders or their affiliates, except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

               (xvi) pay the salaries of its own employees, if any, from its own funds;

               (xvii) maintain capital that is adequate for the business and undertakings of the Issuer;

               (xviii)   have one director who shall not have been, at the time
     of his or her appointment or at any time in the preceding five (5) years;
     (a) a direct or indirect legal or beneficial stockholder of the Issuer or any of its affiliates; (b) a creditor, supplier, employee, officer, director, manager or contractor of the Issuer or any of its affiliates; (c) a person who controls the Issuer or any of its affiliates; or (d) a member of the immediate family of a person defined in
     (a), (b) or (c) immediately above;

               (xix) is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 1997-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believed that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar person in respect of the Issuer or any of its assets.


          Section 613. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. So long as any of the Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

          Section 614. NO EVENT OF DEFAULT OR EARLY AMORTIZATION EVENT. No Event of Default or Early Amortization Event has occurred and is continuing.

          Section 615. LITIGATION AND CONTINGENT LIABILITIES. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting Issuer or any of its Subsidiaries the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

          Section 616. TITLE; LIENS. The Issuer has good, legal and marketable title to its assets including the Collateral, and none of such assets is subject to any Lien, except for the Lien created pursuant to the Indenture. The Issuer has not assigned, conveyed, pledged or otherwise transferred to any other Person any of its right, title or interest in the Collateral.

          Section 617. SUBSIDIARIES. At all times on or prior to the Effective Date, the Issuer has had no subsidiaries.

          Section 618. NO PARTNERSHIP. Issuer is not a partner or joint venturer in any partnership or joint venture.

          Section 619.   PENSION AND WELFARE PLANS.

          No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to any Plan. The present value of all benefit liabilities under all Plans subject to Title IV of ERISA, as defined in
Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million. Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or
Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA of any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly. All Plans of Issuer are in material compliance with ERISA and the Code. No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets. The Issuer does not have any obligation under any collective bargaining agreement. As of the Effective Date, the Issuer is not an employee benefit plan within the meaning of ERISA or a "plan" within the meaning of section 4975 of the Code and assets of the Issuer do not constitute "plan assets" within the meaning of section 2510.3-101 of the regulations of the Department of Labor.

          Section 620. OWNERSHIP OF ISSUER. On the Effective Date, all of the issued and outstanding common shares of the Issuer are owned by Willis Lease Finance Corporation.

          Section 621. SECURITY INTEREST. The security interest in the Collateral created pursuant to the Indenture and this Supplement has been validly created, and no other action is required to be taken by any person in order for the full benefit of the security interest created thereby to vest in the Indenture Trustee in order to insure the first priority perfected security interest of the Indenture Trustee (for the benefit of the Series 1997-1 Noteholders) in the Collateral. Each Lease Agreement is "chattel paper" (under the UCC, if the UCC is in effect in the jurisdiction whose law governs the Lease Agreement). All executed counterparts of each Lease Agreement (other than the one held by the related Lessee or filed with any relevant Governmental Authority) that constitutes "chattel paper" are in the possession of the Indenture Trustee.

          Section 622. ELIGIBLE LEASE AGREEMENTS; ELIGIBLE ENGINES. Each of the Lease Agreements is an Eligible Lease and each Engine is an Eligible Engine.

                                     ARTICLE VII

                               EARLY AMORTIZATION EVENT

          Section 701. EARLY AMORTIZATION EVENT. With respect to the Series 1997-1 Notes, as of any date of determination, the existence of any one of the following events or conditions shall constitute an Early Amortization Event:

          (1) An "event of default" under any Related Document (including an Event of Default) shall have occurred and then be continuing;

          (2)  A Servicer Default shall have occurred and then be continuing;

          (3) The amount of any scheduled payment of interest or principal then due and owing on the Series 1997-1 Notes is not paid in full;

          (4)  The EBIT Ratio of Issuer shall be less than the Target EBIT
               Ratio;

          (5) The occurrence of any other Early Amortization Event as specified in the Indenture.
                                    ARTICLE VIII

                              MISCELLANEOUS PROVISIONS

          Section 801. RATIFICATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

          Section 802. COUNTERPARTS. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          Section 803. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                         WLFC FUNDING CORPORATION


                         By:       /s/ James D. McBride

                         Name:     JAMES D. MCBRIDE

                         Title:    CHIEF FINANCIAL OFFICER



                         THE BANK OF NEW YORK, as indenture trustee


                         By:       /s/ Cheryl L. Laser

                         Name:     CHERYL L. LASER

                         Title:    ASSISTANT VICE PRESIDENT



                         THE BANK OF NEW YORK,
                         as securities intermediary


                         By:       /s/ Cheryl L. Laser

                         Name:     CHERYL L. LASER

                         Title:    ASSISTANT VICE PRESIDENT

                                      SCHEDULE 1

SECTION 1: DEFINITIONS

          "APPLICABLE MARGIN" means:

          (i) with respect to each LIBOR Loan, 2.25%; PROVIDED, HOWEVER, that if the Class A Note Principal Balance at any time exceeds $70,000,000, then the Applicable Margin with respect to such LIBOR Loan during such time shall be 2.0%; or

          (ii) with respect to a Prime Loan, 0.50%; PROVIDED, HOWEVER, that if the Class A Note Principal Balance at any time exceeds $70,000,000, then the Applicable Margin with respect to such Prime Loan during such time shall be 0.25%.

          "APPLICABLE PERCENTAGE" means __________ percent (___%).*

          "CLASS A NOTE COMMITMENT" means an amount not to exceed $80,000,000, subject to the terms and conditions set forth herein; PROVIDED, HOWEVER, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1.

          "SERVICING FEE" means for any Payment Date an amount equal to the product of (x) ____ percent (___%) and (y) the aggregate amount of Engine Revenues with respect to the Series 1997-1 Eligible Engines during the immediately preceding Collection Period.*

          "SINGLE LESSEE PERCENTAGE" means _______ percent (___%).*

          "TARGET EBIT RATIO" means 1.20:1.0.

          "TARGET ONE YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" means _____ percent (___%).*

          "TARGET TWO YEAR LEASE EXPIRY CONCENTRATION PERCENTAGE" means _____ percent (___%).*

          "THREE LESSEE PERCENTAGE" means _____ percent (___%).*

          "WEIGHTED AVERAGE LEASE RATE PERCENTAGE" means one percent (1.0%).

----------------------------

* The redacted material on this Schedule has been omitted pursuant to a request for confidential treatment and the material has been filed separately.

          "WIDE BODY AIRCRAFT PERCENTAGE" means _____ percent (__%).*

SECTION 2: CERTAIN ADDITIONAL TERMS

          COMMITMENT FEE. Prior to the Conversion Date, the Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, a Commitment Fee to Class A Noteholders, PRO RATA in an amount equal to the product of (x) either (i) for the period commencing on the Closing Date and ending on the Payment Date occurring in June 1998, ___% or (ii) thereafter, ___%, (y) one fourth, and (z) the excess, if any of (i) $80,000,000 over (ii) the then unpaid Class A Note Principal Balance. Such Commitment Fee shall be payable on each quarterly Payment Date solely from amounts then on deposit in the Series 1997-1 Series Account in accordance with Section 302 of the Supplement.*

          ADMINISTRATIVE AGENT FEE. The Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, an Administrative Agent Fee to the Administrative Agent in an amount equal to the product of (x) ___%, (y) one fourth, and (z) the Class A Note Principal Balance. Such Administrative Agent Fee shall be payable on each quarterly Payment Date from amounts then on deposit in the Series 1997-1 Series Account in accordance with Section 302 of the Supplement.*

          INTEREST RATE HEDGE AGREEMENTS. The Issuer at all times shall have Interest Rate Hedge Agreements in effect, each of which has an aggregate notional amount of not less than 50% of the Outstanding Obligations of the Series 1997-1 Notes.


----------------------------

* The redacted material on this Schedule has been omitted pursuant to a request for confidential treatment and the material has been filed separately.

SECTION 3: GEOGRAPHIC CONCENTRATION TABLE *


             Geographic Region       Maximum Geographic
             -----------------       ------------------
                                        Percentage
                                        ----------
                                             ---------------------------------------------
                                             Africa                          __%
                                             ---------------------------------------------
                                             Asia (including China)          __%
                                             ---------------------------------------------
                                             China                           __%
                                             ---------------------------------------------
                                             Australia and New Zealand       __%
                                             ---------------------------------------------
                                             Western Europe                  __%
                                             ---------------------------------------------
                                             Middle East                     __%
                                             ---------------------------------------------
                                             North America                   __%
                                             ---------------------------------------------
                                             Latin America                   __%
                                             ---------------------------------------------

----------------------------

* The redacted material on this Schedule has been omitted pursuant to a request for confidential treatment and the material has been filed separately.